UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2022

SINCERITY APPLIED MATERIALS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55475	45-2859440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1105, Level 11

370 Pitt Street

Sydney, New South Wales, Australia 2000

(Address of Principal Executive Offices)

+61 421 007 277

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SINC	OTC MARKET

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01	Entry into a Material Definitive Agreement

On April 6, 2022, we entered into a Securities Purchase Agreement (“SPA”) with ONE44 CAPITAL, LLC, a Nevada limited liability company (“Purchaser”), pursuant to which we issued and sold to the Purchaser a convertible promissory note, dated April 6, 2022, in the principal amount of $120,000 (the “Note”). The Note contains an original issue discount amount of $9,000 and legal fees payable to ONE44’s legal counsel of $6,000.

The maturity date of the Note is April 6, 2023 (the “Maturity Date”). The Note shall bear interest at a rate of 10% per annum, which interest may be paid by the Company to ONE44 in shares of common stock but shall not be payable until the Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment, as described in the Note. ONE44 has the option to convert all or any amount of the principal face amount of the Note, after the sixth month anniversary of the Note, and ending on the later of the Maturity Date and the date of payment of the Default Amount, as defined in the Note, is paid if an event of default occurs, for shares of the Company’s common stock at the then-applicable conversion price.

The conversion price for the Note shall be equal to the Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Conversion Price” shall mean 60% multiplied by the lowest trading price of the Company’s common stock as reported on the OTC Markets. Notwithstanding the foregoing, ONE44 shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by ONE44 and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock.

We have the right to prepay the Note within 60 days of the issuance date at a premium of 120% of all amounts owed to Purchaser and at a premium of 135% if prepaid more than 61 days but less than 120 days following the issuance date, and at a premium of 145% if prepaid more than 121 days but less than 180 days. We have no right to prepay the Note more than 180 days after the issuance date.

The foregoing description of the Securities Purchase Agreement, the Note, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Securities Purchase Agreement, the Note and the Registration Rights Agreement which are included in this Current Report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	10% Convertible Redeemable Note
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SINCERITY APPLIED MATERIALS HOLDINGS CORP.

By:	/s/ Yiwen Zhang
Yiwen Zhang Chief Executive Officer and President

Date:  April 11, 2022

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